UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 2, 2015, Vistaprint Italy S.R.L. ("VPIT") entered into a share purchase agreement (“SPA”) to acquire Exagroup SAS, a French simplified joint stock company ("Exagroup"), and its related family of businesses. VPIT is a wholly owned subsidiary of Cimpress N.V. (the “Registrant”). Under the terms of the SPA, VPIT will acquire 70% of the shares of Exagroup at the initial closing for an initial purchase price of €91.5 million, subject to adjustment based upon agreed levels of cash, debt and working capital determined as of the initial closing date.

All shareholders of Exagroup will sell the entirety of their holdings in Exagroup to VPIT at the initial closing, with the exception of Nicolas Dematté and Marise Dematté (the “Remaining Shareholders”), who will each retain a 15% ownership interest in Exagroup following the initial closing. The 30% of the shares in Exagroup held by the Remaining Shareholders following the initial closing (the “Option Shares”) will be subject to reciprocal put and call options to be executed between each of the Remaining Shareholders and VPIT at the initial closing (the “Options”). Pursuant to the terms of the Options, each of the Remaining Shareholders will have the right to put their Option Shares to VPIT for a period of 30 days beginning on the fourth anniversary of the initial closing. In the event that one or both of the Remaining Shareholders do not exercise their put Options, VPIT will have the right to exercise its call Option on the Option shares. If exercised, the aggregate purchase and sale price for the Option Shares will be between €39 million and €47 million, depending on Exagroup’s achievement of certain revenue targets for calendar year 2017.

Subject to satisfaction of various closing conditions, including antitrust clearance, the Registrant expects the acquisition to close during its fourth fiscal quarter of 2015.

The foregoing description is not a complete description of the parties’ rights and obligations under the SPA or Options. Such description is qualified by reference to the full text and terms of each of those agreements, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

See the Exhibit Index attached to this report.

Exhibit Index

Exhibit No.	Description
2.1	Share Purchase Agreement dated March 2, 2015 among Vistaprint Italy S.R.L., Bruno Dematte, Nicolas Dematte, Marise Dematte, New Deminvest, Kara Invest and CM-CIC Investissement SAS.
2.2	Form of Put Option between Vistaprint Italy S.R.L. and Nicolas Dematte
2.3	Form of Put Option between Vistaprint Italy S.R.L. and Marise Dematte
2.4	Form of Call Option between Vistaprint Italy S.R.L. and Nicolas Dematte
2.5	Form of Call Option between Vistaprint Italy S.R.L. and Marise Dematte
99.1	Press release dated March 2, 2015, “Cimpress Agrees to Acquire Leading French Web-To-Print Company"
99.2	Presentation and commentary regarding Cimpress' intent to acquire Exagroup SAS, dated March 2, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	CIMPRESS N.V.

	By:	/s/Lawrence A. Gold
Lawrence A. Gold
Senior Vice President and Chief Legal Officer